UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 29, 2014

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders of Accelerate Diagnostics, Inc. (the “Company”) was held on May 29, 2014. At the meeting, Lawrence Mehren, Mark C. Miller, John Patience, Jack Schuler, Matthew W. Strobeck, Ph.D. and Frank J.M. ten Brink were elected as directors, each to hold office until the Company’s next Annual Meeting of Stockholders or until his successor is elected and qualified. A proposed amendment to the Company’s 2012 Omnibus Equity Incentive Plan increasing the number of shares of the Company’s common stock reserved and available for grant thereunder by 4,000,000 shares and the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 were also approved and ratified, respectively, at the meeting.

The voting results of the director elections and other proposals, which were described in more detail in the definitive proxy statement relating to the 2014 Annual Meeting of Stockholders that the Company filed with the Securities and Exchange Commission on April 15, 2014, are set forth below.

Proposal No. 1 – Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Lawrence Mehren	26,079,752	460,525	6,643,741
Mark C. Miller	26,518,559	21,718	6,643,741
John Patience	26,518,519	21,758	6,643,741
Jack Schuler	26,395,625	144,652	6,643,741
Matthew W. Strobeck, Ph.D.	26,521,019	19,258	6,643,741
Frank J.M. ten Brink	26,521,019	19,258	6,643,741

Proposal No. 2 – Amendment of Omnibus Equity Incentive Plan

Description of Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To approve an amendment to the Company’s 2012 Omnibus Equity Incentive Plan increasing the number of shares of the Company’s common stock reserved and available for grant thereunder by 4,000,000 shares	24,104,769	2,394,215	41,293	6,643,741

Proposal No. 3 – Ratification of Auditors

Description of Proposal	Votes For	Votes Against	Abstentions
To ratify the appointment of Ernst and Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014	33,171,501	9,557	2,960

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2014	ACCELERATE DIAGNOSTICS, INC. (Registrant) /s/ Steve Reichling Steve Reichling Chief Financial Officer